                             TERMINATION AGREEMENT



                                    between

                           UNISOURCE WORLDWIDE, INC.



                                      and

                  INTERNATIONAL BUSINESS MACHINES CORPORATION




                               Dated July 1, 1998

                               TABLE OF CONTENTS

ARTICLE 1  GENERAL PROVISIONS, TERMINATION AND RELATED ISSUES...  1
     1.01  General Provisions...................................  1
     1.02  Survival of ITS Agreement............................  2
     1.03  Termination of ITS Agreement.........................  2
ARTICLE 2  PAYMENTS.............................................  2
ARTICLE 3  RELEASES AND RELATED ISSUES..........................  3
     3.01  Release of Claims by Unisource.......................  3
     3.02  Release of Claims by IBM.............................  3
ARTICLE 4  CONFIDENTIALITY......................................  3
ARTICLE 5  REPRESENTATIONS AND WARRANTIES.......................  4
     5.01  By Unisource.........................................  4
     5.02  By IBM...............................................  4
ARTICLE 6  MISCELLANEOUS........................................  4
     6.01  Assignment, Successor and Assigns....................  4
     6.02  Notices..............................................  4
     6.03  Counterparts.........................................  5
     6.04  Copies...............................................  5
     6.05  Relationship.........................................  5
     6.06  Consents, Approvals and Requests.....................  5
     6.07  Severability.........................................  5
     6.08  Waivers..............................................  5
     6.09  Destruction of Promotional Materials.................  6
     6.10  Entire Agreement.....................................  6
     6.11  Amendments...........................................  6
     6.12  Governing Law; Venue.................................  6
     6.13  Covenant of Further Assurances.......................  6
     6.14  Negotiated Terms.....................................  6
     6.15  Use of Space.........................................  7


          This TERMINATION AGREEMENT (this "Agreement") dated as of July 1, 1998
                                            ---------
(the "Effective Date") is between UNISOURCE WORLDWIDE, INC. ("Unisource") and
      --------------                                          ---------
INTERNATIONAL BUSINESS MACHINES CORPORATION ("IBM") through its IBM Global
                                              ---
Services division (Unisource and IBM, collectively, the "Parties"; each,
                                                         -------
individually, a "Party").
                 -----


                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, Unisource and IBM, as successor by merger to Integrated Systems Solutions Corporation, doing business as ISSC, Inc., entered into an Information Technology Services Agreement dated December 22, 1993 (together with the Exhibits thereto and as amended, modified and otherwise supplemented prior to the Effective Date, the "ITS Agreement");
                            -------------

          WHEREAS, pursuant to the ITS Agreement, Unisource transferred certain assets and employees and made payments to IBM and IBM performed certain services described in the ITS Agreement; and

          WHEREAS, for good and valuable consideration, Unisource and IBM wish to enter into this Agreement in order to terminate the ITS Agreement and to settle and release each other from certain agreed upon claims and causes of action.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and undertakings hereinafter set forth, the Parties agree as follows:

ARTICLE 1   GENERAL PROVISIONS, TERMINATION AND RELATED ISSUES.
---------   --------------------------------------------------

          1.01  General Provisions.
                ------------------

(1)  Defined Terms.  Capitalized terms used but not defined in this Agreement
     -------------
     shall have the meanings ascribed to them in the ITS Agreement.

(2)  References.  Unless otherwise indicated, references to Articles and
     ----------
     Sections are to the Articles and Sections of this Agreement.  In this
     Agreement:

     (a) references to any law, legislative act, rule or regulation shall mean references to such law, legislative act, rule or regulation in changed or supplemented form or to a newly adopted law, legislative act, rule or regulation replacing a previous law, legislative act, rule or regulation; and

     (b) references to and mentions of the word "including" or the phrase "e.g." shall mean "including, without limitation."

(3)  Headings.  The Article and Section headings and Table of Contents are for
     --------
     reference and convenience only and shall not be considered in the interpretation of this Agreement.

(4)  Interpretation of Documents.  In the event of a direct conflict between
     ---------------------------
     this Agreement and the ITS Agreement, this Agreement shall prevail.

          1.02  Survival of ITS Agreement. The terms of the ITS Agreement shall
                -------------------------
survive the termination of the ITS Agreement to the extent set forth in Section
                                                                        -------
31.12 of the ITS Agreement. In addition, Section 12.07, Section 12.08 and
-----                                    -------------  -------------
Section 12.09 of the ITS  Agreement shall survive the termination of the ITS
-------------
Agreement. Notwithstanding anything to the contrary contained in this Agreement or the ITS Agreement, Section 16.03, Section 24.02(7), Section 24.02(8), Section
                      -------------  ----------------  ---------------   -------
24.02(9), Section 24.02(11), Section 26.07, Section 26.08 and Article 28 of the
--------  -----------------  -------------  -------------     ----------
ITS Agreement shall not survive the termination of the ITS Agreement.

          1.03  Termination of ITS Agreement. Effective as of the Effective
                ----------------------------
Date, the ITS Agreement shall terminate.

ARTICLE 2   PAYMENTS.
---------   --------

(1) IBM has delivered all invoices for all Annual Service Charges due under the ITS Agreement through April 30, 1998 and IBM agrees and acknowledges that Unisource has made full and complete payment of all such amounts and that no further amounts are due or will become due under the ITS Agreement in respect of the Services covered by the Annual Service Charges through April 30, 1998; provided, however, that certain retroactive billings adjustments may be necessary as a result of certain services rendered or travel (in each case incurred by IBM (through its employees) after January 31, 1998) not yet having been internally processed by IBM. IBM has delivered all supplemental invoices for all amounts, other than Annual Service Charges, due under the ITS Agreement through April 30, 1998 and IBM agrees and acknowledges that Unisource has made full and complete payment of all such amounts, other than in respect of legacy manning and ADM consulting services, and that no other amounts are due or will become due under the ITS Agreement in respect of the Services not covered by the Annual Service Charges under the ITS Agreement through April 30, 1998.

(2) As of the Effective Date, Unisource hereby (a) waives any remaining rights to current residual AD/M credits that were established under the provisions of the Full and Final Release Agreement between IBM and Unisource dated November 4, 1996 and (b) agrees that it has received the benefit of all prior residual AD/M credits.

(3) As of the Effective Date, IBM hereby waives any remaining rights to any performance or other financial credits granted or to be granted to IBM under the ITS Agreement.

(4) The Parties agree that this Agreement shall not constitute a Termination for Convenience under Section 27.01 of the ITS Agreement and IBM waives all
                           -------------
     rights to all Termination Fees, provided that IBM and Unisource have entered into a Customer Agreement dated as of July 1, 1998 (the "New
                                                                      ---
     Agreement").
     ---------

ARTICLE 3   RELEASES AND RELATED ISSUES.
---------   ---------------------------

          3.01  Release of Claims by Unisource. As of the Effective Date,
                ------------------------------
Unisource on behalf of itself and its officers (in their capacity as such), directors (in their capacity as such), predecessors, successors, transferees, assignees and affiliates (the "Unisource Releasors") hereby releases IBM and its
                               -------------------
affiliates, subsidiaries and its present and former directors, officers, trustees, employees, shareholders and permitted assignees and transferees (the "IBM Releasees")from any and all claims, causes of action, suits, damages,
 -------------
losses, liabilities, demands, judgments, orders, responsibilities, obligations, debts of any kind whatsoever, accrued or unaccrued, known or unknown, asserted or unasserted, in law or in equity, absolute or contingent, matured or unmatured, whether sounding in contract, tort, statute, regulation or otherwise ("Claims"), which Unisource or anyone claiming under it, by it or through it has
  ------
had, has or could have arising out of or relating to the ITS Agreement. The release set forth in this Section shall not apply to Claims that may arise (1) as a result of IBM's or IBM Agents' failure to comply with the terms of this Agreement or (2) in connection with obligations of IBM or IBM Agents that pursuant to the ITS Agreement or this Agreement survive the termination thereof. Unisource agrees that it will never institute a claim of any kind against the IBM Releasees regarding the specific subject matter of this release. If Unisource violates this provision, Unisource agrees to pay all of the IBM Releasees' costs in defending against such actions, including reasonable attorney fees.

          3.02  Release of Claims by IBM. As of the Effective Date, IBM on
                ------------------------
behalf of itself and its officers (in their capacity as such), directors (in their capacity as such), predecessors, successors, transferees, assignees and affiliates (the "IBM Releasors") hereby releases Unisource, its affiliates and
                 -------------
subsidiaries, and its present and former directors, officers, trustees, employees, shareholders and permitted assignees and transferees (the "Unisource
                                                                      ---------
Releasees") from any and all Claims, which IBM or anyone claiming under it, by
---------
it or through it has had, has or could have arising out of or relating to the ITS Agreement. The release set forth in this Section shall not apply to Claims that may arise (1) as a result of Unisource's or Unisource agents' failure to comply with the terms of this Agreement or (2) in connection with obligations of Unisource or Unisource agents that pursuant to the ITS Agreement or this Agreement survive the termination thereof. IBM agrees that it will never institute a claim of any kind against the Unisource Releasees regarding the specific subject matter of this release. If IBM violates this provision, IBM agrees to pay all of the Unisource Releasees' costs in defending against such actions, including reasonable attorney fees.

ARTICLE 4   CONFIDENTIALITY.
---------   ---------------

          In addition to each Party's confidentiality obligations under Article
                                                                        -------
23 of the ITS Agreement, the terms of this Agreement shall be deemed, and
--
treated as, Confidential Information under the ITS Agreement.

ARTICLE 5   REPRESENTATIONS AND WARRANTIES.
---------   ------------------------------

          5.01  By Unisource. Unisource represents and warrants that (1) it has
                ------------
all the requisite power and authority to execute, deliver and perform its obligations under this Agreement, (2) the execution, delivery and performance of this Agreement have been duly authorized by Unisource, (3) it is not a party to any agreements that would prevent Unisource from performing its obligations under this Agreement and (4) it has not sold, assigned or transferred to any person, firm or corporation or other entity any claim, demand, debt, duty, suit or cause of action related to the specific subject matter of this Agreement.

          5.02  By IBM. IBM represents and warrants that (1) it has all the
                ------
requisite power and authority to execute, deliver and perform its obligations under this Agreement, (2) the execution, delivery and performance of this Agreement have been duly authorized by IBM, (3) it is not a party to any agreements that would prevent IBM from performing its obligations under this Agreement and (4) it has not sold, assigned or transferred to any person, firm or corporation or other entity any claim, demand, debt, duty, suit or cause of action related to the specific subject matter of this Agreement.

ARTICLE 6   MISCELLANEOUS.
---------   -------------

          6.01  Assignment, Successor and Assigns. Neither Party may assign this
                ---------------------------------
Agreement without the consent of the other Party and any assignment of this Agreement shall be void; provided, however, that either Party may assign this Agreement to one of its affiliates. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and permitted assigns of each of the Parties.

          6.02  Notices. All notices, requests, consents, approvals, agreements,
                -------
authorizations, acknowledgements, waivers and other communications required or permitted under this Agreement shall be in writing and shall be deemed given when sent by telecopy to the telecopy number specified below or delivered by hand to the address specified below. A copy of any such notice shall also be sent by next-day courier service (by a nationally recognized courier) on the date such notice is transmitted by telecopy to the address specified below:


          In the case of Unisource:


                      1100 Cassatt Road
                      Berwyn, PA 19312
                      Tel: (610) 722-3588
                      Fax: (610) 722-3400
                      Attn: Richard Bogan

          In the case of IBM:


                      IBM Global Services
                      North Point Office Bldg.
                      One East Uwchlan Ave.
                      Exton, PA  19341

                      Tel: (610) 280-5758
                      Fax: (610) 280-5406
                      Attn: Charles P. Carpenter


Either Party may change its address or telecopy number for notification purposes by giving the other Party notice of the date the new address or telecopy number will become effective.

          6.03  Counterparts. This Agreement may be executed in any number of
                ------------
counterparts, all of which taken together shall constitute one single agreement between the Parties.

          6.04  Copies. In the event that a Party is required to deliver
                ------
documents or copies of documents to the other Party under this Agreement, such Party shall deliver to the other Party the originals of such documents or true and complete copies of the originals of such documents, as applicable.

          6.05  Relationship. Nothing contained in this Agreement shall create
                ------------
or imply an agency relationship between Unisource and IBM, nor shall this Agreement be deemed to constitute a joint venture or partnership between the Parties. Each Party intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than Unisource or IBM and their respective affiliates and subsidiaries.

          6.06  Consents, Approvals and Requests. Except as specifically set
                --------------------------------
forth in this Agreement, (1) all consents and approvals to be given by either Party under this Agreement shall be in writing and shall not be unreasonably withheld or delayed and (2) each Party shall make only reasonable requests under this Agreement.

          6.07  Severability. If any provision of this Agreement is held by a
                ------------
court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement or the application of such provisions to persons or circumstances other than those to which it is invalid or unenforceable shall not be affected thereby, and each such provision of this Agreement shall be valid and enforceable to the extent granted by law.

          6.08  Waivers. No delay or omission by either Party to exercise any
                -------
right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any Party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing and signed by the Party waiving its rights.

          6.09  Destruction of Promotional Materials. Within 60 days after the
                ------------------------------------
Effective Date, each Party shall cease to use in any manner all advertising, written sales promotion, press releases and other publicity matters that relate to the ITS Agreement.

          6.10  Entire Agreement. This Agreement and the ITS Agreement, which is
                ----------------
hereby incorporated by reference into this Agreement, are the entire agreement between the Parties with respect to their subject matter, and there are no other representations, understandings or agreements between the Parties relative to such subject matter.

          6.11  Amendments. No amendment or adjustment to, or change, waiver or
                ----------
discharge of, any provision of this Agreement shall be valid unless in writing and signed by the Parties.

          6.12  Governing Law; Venue.
                --------------------

(1) This Agreement and the rights and obligations of the Parties under this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles thereof relating to the conflicts of laws.

(2) Each Party irrevocably agrees that any legal action, suit or proceeding brought by it in any way arising out of this Agreement must be brought solely and exclusively in the United States District Court for the Southern District of New York or in the state courts of the State of New York and irrevocably accepts and submits to the sole and exclusive jurisdiction of each of the aforesaid courts in person and, generally and unconditionally with respect to any action, suit or proceeding brought by it or against it by the other Party; provided, however, that this Section 6.12(2) shall not
                                                      ---------------
     prevent a Party against whom any legal action, suit or proceeding is brought by the other Party in the state courts of the State of New York from seeking to remove such legal action, suit or proceeding, pursuant to applicable Federal law, to the district court of the United States for the district and division embracing the place where the action is pending in the state courts of the State of New York, and in the event an action is so removed each Party irrevocably accepts and submits to the jurisdiction of the aforesaid district court.

          6.13  Covenant of Further Assurances. Unisource and IBM covenant and
                ------------------------------
agree that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each of Unisource and IBM shall execute and deliver any reasonable further legal instruments which are or may become necessary to effectuate the purposes of this Agreement.

          6.14  Negotiated Terms. The Parties agree that the terms and
                ----------------
conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement.

          6.15  Use of Space. Subject to any rights that Unisource may grant to
                ------------
IBM under the New Agreement, within 60 days after the Effective Date IBM shall vacate, and have no further rights in, the space in any Unisource facilities.



                              *     *     *     *

            IN WITNESS THEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.



                UNISOURCE WORLDWIDE, INC.



                By:
                    _______________________________
                    Name:
                    Title:



                INTERNATIONAL BUSINESS MACHINES CORPORATION



                By:
                    _______________________________
                    Name:
                    Title: